Exhibit 10.3

LOAN AGREEMENT

THIS AGREEMENT is dated for reference this 31st day of December, 2003.

BETWEEN:

Silver Star Energy Inc., a body corporate duly incorporated Under the laws of the State of Nevada, and having an office at #800 11300 West Olympic Blvd Los Angeles, California 90064

(Hereinafter called the “Company”)

AND:	OF THE FIRST PART

Robert McIntosh, an individual with an office at #302 1505 West 2nd Avenue, Vancouver, British Columbia, V6H 3Y4.

OF THE SECOND PART

WHEREAS:

Robert McIntosh has advanced the Company loans totaling $445,000 US to meet the commitments of December 2003 for the Following:

For the North Franklin Prospect Agreement the following funds have been advanced as follows:

2003
Prospect Purchase:	$85,000.00
Land: Title & Lease
Lease Administration
Totals	$85,000.00

For the Winter Pinchout South Sacramento Valley Exploration Program Agreement the following funds have been advanced as follows:

2003
Prospect Purchase:	$100,000.00
Land: Title, Legal, Lease	$25,000.00
Well Data	$10,000.00
3-D Data	$175,000.00
Seismic Reporting & Analysis
Archer Management Fee	$10,000.00
Totals	$320,000.00

2003
New Market Trends Inc.:	$40,000
Future media communication services to be provided to the Company.

It is agreed that the Company will make a best efforts attempt to repay the funds to Robert McIntosh on a timely basis. By advancing the funds to the Company Robert McIntosh makes no claims for interest, default or any restrictive covenants against the company.

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

Silver Star Energy Inc.

Per:	/s/ David Naylor
Authorized Signature

/s/ Robert McIntosh
Robert McIntosh